VINTAGE FILINGS, LLC
                                     [LOGO]

150 West 46th Street                                           301 Eastwood Road
6th Floor                                               Woodmere, New York 11598
New York, NY 10036                                        (516) 569-6089 (phone)
(212) 730-4302(phone)                                        (646)349-9655 (fax)
(646)349-9655 (fax)                                        efilings@vfilings.com
sstern@vfilings.com

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May 1, 2005

                         RE: CONTRACT FOR EDGAR SERVICES

HiEnergy
Attenion: Roger Spillmann

      I would like to take this opportunity to introduce you to a package program of EDGAR services from Vintage Filings, LLC as a method of saving your public company the typical costs associated with EDGAR filings and SEC reporting requirements.

I.    Consulting Services

      Vintage Filings hereby agrees to provided the following consulting and advisory services to your Company: review your Company's filing history throughout the prior twelve month period and, while taking into consideration the new requirements of Sarbanes Oxley, determine a cost effective plan to edgarize the filings you are likely to require over the next 12 months. We will provide you, on a timely basis, with updates regarding SEC edgar filing software

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and new developments with regard to SEC filing forms and HTML requirements. If needed, we can train the Company how to file Section 16 reporting requirements (Forms 3, 4 and 5 ) on-line and assist in obtaining edgar access codes for the Company's officers, directors and 10% shareholders. We will also assist in formatting filings which may include Forms 3, 4, 5, 13Gs, 13Ds, S-8, 8K, 10Q, 10K, S-3, SB-2, S-2 and proxy statements. In analyzing your expected costs we have taken into account the typical costs associated with

      - text and tabular pages

      - amended proofs and changed pages / expedited fees

      - test filing and real time live filing fees

      - all email distributions of PDF EDGAR proofs

      - all facsimile transmissions of EDGAR proofs

      - all 12b25 and NT-10K extension forms

      - SEC filing of a Form ID

II.   Fees

As part of this Agreement, we agree to provide the above-described edgarizing services for the Company's SEC for a 12 month period (which includes 4,000 pages of Edgar and author's alterations). In return for these services, you hereby agree to issue, to our below named individuals, shares of the Company's Common Stock in the following amounts:

      - 52,000 shares to be registered in the name of Shai Z. Stern -
        43 Maple Avenue
        Cedarhurst, NY 11516


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      - 52,000 shares to be registered in the name of
        Seth Farbman -
        301 Eastwood Road
        Woodmere, NY 11598

Such shares must be registered either on a Form S-8 registration statement within 60 days hereof. If such Form S-8 is not filed on or before the 60th day, then the Company shall agree to issue to issue to Vintage Filings a three year warrant to purchase 50,000 shares at $.75 per share with registration rights for the underlying shares.

We would appreciate the opportunity to further develop our long-term relationship and be of service to you and your Company. Please feel free to contact us at (212) 730-4302 or via email at efilings@vfilings.com. Please confirm agreement by signing and faxing to 212 730 4306. We look forward to continuing a mutually beneficial relationship.

                                        Best wishes,


                                        /s/ Seth A. Farbman, Esq.
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                                        Seth A. Farbman, Esq.
                                        Co-Chairman and President

AGREED:

COMPANY:

By: /s/ Bogdan C. Maglich
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